United States Securities and Exchange Commission

Washington, D.C. 20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report: October 5, 2009

Commission File No. 0-8117

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CHURCH LOANS & INVESTMENTS TRUST	®

(Exact name of registrant as specified in its charter)

Texas	75-6030254
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5305 W Interstate 40, Amarillo, Texas	79106-4759
(Address of principal executive office)	(Zip Code)

(806) 358-3666
(Issuer’s telephone number including area code)

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of close of business on September 30, 2009, Robert E. Martin retired from his position as Senior Vice President – Lending and no longer serves in that position.

Mr. Martin and the Trust entered into an Independent Contractor Agreement dated September 18, 2009 and effective October 1, 2009, pursuant to which Mr. Martin would continue, as an independent contractor, to provide collection services to the Trust. Such services will include monitoring and collection efforts regarding past due notes owing to the Trust. The Trust will pay Mr. Martin $50.00 per hour for such services. Mr. Martin agrees to provide such services as necessary to the Trust, however, not to exceed 80 hours per calendar month. The Independent Contractor Agreement contains other terms and conditions normally found in such agreements.

As of the date of this filing there is no plan to appoint a new or interim Senior Vice President – Lending.  The Trust believes that existing personnel can handle the necessary duties at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH LOANS & INVESTMENTS TRUST

Date: October 5, 2009	By:	/s/ B. R. McMorries, Chairman
Board of Trust Managers